ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in HRPT Properties Trust's registration statement on Form S-3 to register 1,224,074 common shares of beneficial interest of our report dated January 15, 1999 on Hospitality Properties Trust included in HRPT Properties Trust's Form 8-K dated March 5, 1999 for the year ended December 31, 1998 and to all references to our Firm included in the registration statement.

                                             /s/ Arthur Andersen LLP



Vienna, VA
August 31, 1999